UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2017

PETROSHARE CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-37943 (Commission File Number)	46-1454523 (I.R.S. Employer Identification No.)

7200 S. Alton Way, Suite B-220

Centennial, Colorado 80112

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On January 20, 2017, PetroShare Corp. (the “Company”) completed the second closing of the private placement previously disclosed on its Form 8-K filed with the Securities and Exchange Commission on January 5, 2017 (the “Private Placement”). The Company entered into subscription agreements with 64 additional individuals, including two directors or officers of the Company, for the purchase of a total of 66.509 Units. Each Unit is comprised of a 10% unsecured convertible promissory note in the face amount of $50,000 and 33,333 common stock purchase warrants. The Company received gross proceeds of $3,325,450 before placement agent fees and other expenses associated with the Private Placement. The Company paid its placement agent a commission totaling $332,545 in connection with this second closing.

On January 24, 2017, the Company and its placement agent agreed to amend the Placement Agent Agreement and increase the over-subscription option to a total of 80 Units, or $4,000,000. Accordingly, the maximum offering size for the Private Placement was increased to $10,000,000.

The offer and sale of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, including pursuant to Rule 506 thereunder.  Such offers and sales were made solely to “accredited investors” under Rule 506 and were made without any form of general solicitation. All of the securities issued in the Private Placement are restricted from resale in accordance with applicable securities laws.

This Form 8-K is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Caution Concerning Forward-Looking Statements

This report contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as of the date of this report, the Company’s estimates, forecasts, projections, expectations or beliefs as to certain future events and results.  These forward-looking statements include, among others, statements regarding and plans and objectives of management for future operations. Forward-looking statements and information are necessarily based on a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, technical, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information.

Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to receipt of working capital, the level of success in exploration, development and production activities, possible defects in title to properties, the ability to negotiate acceptable surface-use agreements with landowners, fluctuations in the market price of crude oil and natural gas, industry risks, possible federal and/or state initiatives related to regulation of hydraulic fracturing, risks related to permitting and the projected timeframes to receive the necessary permits, environmental risks and hazards, uncertainty as to calculation of crude oil and natural gas resources and reserves and other risks described in the Company’s report on Form 10-K for the year ended December 31, 2015 and other reports filed with the Securities and Exchange Commission. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law.

All forward-looking statements and information made in this report are qualified by this cautionary statement.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PetroShare Corp.

Date: January 26, 2017	By:	/s/ Stephen J. Foley
Stephen J. Foley, Chief Executive Officer